SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2022

GPO Plus, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-213744	37-1817132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3571 E. Sunset Road, Suite 300 Las Vegas, NV	89120
(Address of principal executive offices)	(Zip Code)

(855) 935-4769

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Purchase Agreement

On July 8, 2022, GPO Plus, Inc., a Nevada corporation (the “Company” or “GPOX”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Orev, LLC, a Nevada limited liability company, (“Seller”), pursuant to which the Company has agreed to acquire certain assets, rights, and properties, comprising of Seller’s vitamin and nutraceutical business (the “Business”) for a purchase price of 200,0000 shares of restricted common stock of the Company and $50,000 in cash (the “Asset Purchase”).

The Purchase Agreement includes customary representations and warranties, as well as certain covenants, including, among other things, that: (i) Seller will operate the Business in the ordinary course of business consistent with past practice, (ii) each party will use reasonable best efforts to obtain required regulatory approvals, (iii) each party is bound by a non-solicitation covenant, (iv) Seller will abide by certain exclusivity and non-competition covenants and (v) Seller will use commercially reasonable efforts to assist the Company in transitioning applicable customers, distributors, vendors, and suppliers of the Business.

The Assets to be acquired are all “Nutriumph Products and Property Rights”. Nutriumph Products and Property Rights means collectively, (i) all products and inventory, and (ii) intangible legal rights of Nutriumph pertaining to:

(a) rights associated with all products under the Nutriumph brand including but not limited to Herberall, Keto BHB, Apple Cider Vinegar Gummies, Turmeric, Elderberry Gummies, Myo–Inositol, Kids Gummy Bear Multivitamin, Collagen peptides, Liposomal Vitamin C, Vitamin C Gummies, Quercetin, Mushroom, Sea Moss, Resveratrol, and Berberine, including but not limited to formulas for the production of Nutriumph products

(b) all related products or extension of that product including other related nutraceuticals, vitamins, nutritional supplements from the same or other related suppliers

(c) logos, domain names, trademarks, marketing material and related copyrights, copyright applications and copyright registrations and moral rights, trademarks, service marks, logos, trade dress, trade names, service names and all goodwill associated with the Nutriumph Brand

(d) rights related to the protections of trade secrets and confidential information, including, but not limited to, rights in industrial property, customer databases, online seller accounts, vendor lists and all associated information and other confidential or proprietary information;

(e) package design and industrial design rights;

(f) exclusive rights to Sell the Assets Directly by the Company

GPOX entered into a 1-year Consulting Agreement with an option for an additional 1-year extension (the “Agreement”) with OREV with the following terms and conditions;

(a) GPOX will appoint Nadege Bellissan as Chief Executive Officer of the Nutriumph division reporting to the newly formed Nutriumph Advisory Board and to the CEO of GPOX or its designee;

(b) OREV will receive a $3,000 USD per month (“Consulting Fee”), and in the event gross sales are over $15,000 per month OREV will receive an additional $1,000 for a total of $4,000. The Consulting Fee will be reviewed periodically on the following schedule of monthly gross sales:

a. After 3 consecutive months of achieving gross revenue as follows:

i.	$25,000 gross sales;
ii.	$50,000 gross sales;
iii.	$100,000 gross sales;
iv.	$250,000 gross sales.

(c) OREV to receive 5,000 Restricted Shares of GPOX each month issued quarterly in accordance with GPOX stock issuance plan;

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(d) At the end of the one year term, the OREV may request GPOX to purchase up to 60,000 shares issued to OREV as consideration for this agreement for a purchase price of $30,000;

(e) OREV will earn 5% of the Net Profits of Nutriumph as defined in Exhibit D of the Asset Purchase Agreement.

The Assets shall include any and all product line extension.

The Company intends to attempt to obtain financing in order to commercialize the Assets.

The foregoing descriptions of the Asset Purchase Agreement are qualified by the terms of the full text of the Asset Purchase Agreement attached hereto as Exhibit 10.1, and the terms thereof are incorporated herein by reference.

ITEM 7.01 - REGULATION FD DISCLOSURE.

On July 13, 2022, GPO Plus, Inc., (the “Company”) issued a press release announcing that the Company executed the Asset Purchase Agreement with Orev, LLC, a Nevada limited liability company (“Holdings”), to purchase all of the assets associated with the operation of Nutriumph.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

 Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Description here
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPO Plus, Inc.

By:	/s/ Brett H. Pojunis
Brett H. Pojunis
President and Chief Executive Officer

Date:   July 12, 2022

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